EXHIBIT 10.34

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of April 28, 2015, is entered into by and between Cybergy Holdings, Inc., a Nevada corporation (“Company”), and St. GEORGE INVESTMENTS LLC, a Utah limited liability company, its successors and/or assigns (“Investor”).

A. Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) a Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $705,000.00 (the “Note”), and (ii) a Warrant to Purchase Shares of Common Stock, substantially in the form attached hereto as Exhibit B (the “Warrant”).

C. This Agreement, the Note, the Warrant, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

D. For purposes of this Agreement: Warrant Shares” means all shares of common stock, $0.0001 par value per share, of Company (the “Common Stock”), issuable upon the exercise of or pursuant to the Warrant; and “Securities” means the Note, the Warrant and the Warrant Shares.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Securities.

1.1. Purchase of Securities. Company shall issue and sell to Investor and Investor agrees to purchase from Company the Note and the Warrant. In consideration thereof, Investor shall pay the Purchase Price (as defined below) to Company.

1.2. Form of Payment. On the Closing Date, Investor shall pay the Purchase Price to Company via wire transfer of immediately available funds against delivery of the Note and the Warrant.

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date and time of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be 5:00 p.m., Eastern Time on or about April 28, 2015, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by express courier and email of .pdf documents, but shall be deemed to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

1.4. Collateral for the Note. The Note shall not be secured.

1.5. Original Issue Discount; Transaction Expenses. The Note carries an original issue discount of $200,000.00 (the “OID”). In addition, Company agrees to pay $5,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Securities (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of the Note. The “Purchase Price”, therefore, shall be $500,000.00, computed as follows: $705,000.00 original principal balance, less the OID, less the Transaction Expense Amount.

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2. Investor’s Representations and Warranties. Investor represents and warrants to Company that: (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; and (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

3. Representations and Warranties of Company. Company represents and warrants to Investor that: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company; (v) this Agreement, the Note, the Warrant, and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms, subject as to enforceability only to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; (vi) the execution and delivery of the Transaction Documents by Company, the issuance of Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, or (c) to Company’s knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Investor; (viii) none of Company’s filings with the SEC (“SEC Filings”) contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Company has filed all periodic reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) Company has not consummated any financing transaction that has not been disclosed in the Company’s SEC Filings under the 1934 Act; (xi) Company is not a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiii) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing Broker Fees; (xiv) when issued and the consideration for the exercise of the warrants has been paid by the Investor to the Company, the Warrant Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (xv) neither Investor nor any of its officers, directors, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; and (xvi) Company has performed due diligence and background research on Investor and its affiliates including, without limitation, John M. Fife, and, to its satisfaction, has made inquiries with respect to all matters Company may consider relevant to the undertakings and relationships contemplated by the Transaction Documents including, among other things, the following: http://investing.businessweek.com/research/stocks/people/person.asp?personId=7505107&ticker=UAHC;SEC Civil Case No. 07-C-0347 (N.D. Ill.); SEC Civil Action No. 07-CV-347 (N.D. Ill.); and FINRA Case #2011029203701. Company, being aware of the matters described in subsection (xvi) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify or reduce such obligations and shall not pay such proceeds to any other party pursuant to any financing transaction effected prior to the date hereof.

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4. Company Covenants. Until all of Company’s obligations hereunder are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company shall comply with the following covenants: (i) so long as Investor beneficially owns the Warrant or any Warrant Shares and for at least twenty (20) Trading Days (as defined in the Warrant) thereafter, Company shall file all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and shall take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the Common Stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, or (d) OTCQB; (iii) when issued and and the consideration for the exercise of the warrants has been paid by the Investor to the Company, the Warrant Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; and (iv) Company shall use the net proceeds received hereunder for working capital and general corporate purposes only and shall not pay such proceeds to any other party pursuant to any financing transaction effected prior to the date hereof.

5. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

5.1. Investor shall have executed this Agreement and delivered the same to Company.

5.2. Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

6. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

6.1. Company shall have executed this Agreement and delivered the same to Investor.

6.2. Company shall have delivered to Investor the duly executed Note and Warrant in accordance with Section 1.2 above.

6.3. Company shall have delivered to Investor a fully executed Irrevocable Letter of Instructions to Transfer Agent substantially in the form attached hereto as Exhibit C acknowledged in writing by Company’s transfer agent (the “Transfer Agent”).

6.4. Company shall have delivered to Investor a fully executed Secretary’s Certificate substantially in the form attached hereto as Exhibit D evidencing Company’s approval of the Transaction Documents.

6.5. Company shall have delivered to Investor a fully executed Share Issuance Resolution substantially in the form attached hereto as Exhibit E to be delivered to the Transfer Agent.

6.6. Company shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Company herein or therein.

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7. Reservation of Shares. At all times during which the Warrant is exercisable, Company will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full exercise of the Warrant not less than 225,000 shares of Common Stock shall be reserved at all times for such purpose (the “Transfer Agent Reserve”). In furtherance thereof, from and after the date hereof and until such time that the Note has been paid in full and the Warrant exercised in full, Company shall require the Transfer Agent to reserve for the purpose of issuance of Warrant Shares under the Warrant, a number of shares of Common Stock equal to the Transfer Agent Reserve. Company shall further require the Transfer Agent to hold such shares of Common Stock exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor’s delivery of a notice of exercise under the Warrant.

8. Miscellaneous. The provisions set forth in this Section 8 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein.

8.1. Original Signature Pages. Each party agrees to deliver its original signature pages to the Transaction Documents to the other party within five (5) Trading Days of the date hereof. Notwithstanding the foregoing, the Transaction Documents shall be fully effective upon exchange of electronic signature pages by the parties and payment of the Purchase Price by Investor. For the avoidance of doubt, the failure by either party to deliver its original signature pages to the other party shall not affect in any way the validity or effectiveness of any of the Transaction Documents, provided that such failure to deliver original signatures shall be a breach of the party’s obligations hereunder.

8.2. Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit F) arising under this Agreement or any other Transaction Document or other agreements between the parties and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit F attached hereto (the “Arbitration Provisions”). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

8.3. Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County or Utah County, Utah. Without modifying the parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, and (iii) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

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8.4. Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any determination or arithmetic calculation under the Transaction Documents, including without limitation, calculating the outstanding balance of the Note or Warrant Shares (each, a “Calculation”), Company or Investor (as the case may be) shall submit any disputed Calculation via email or facsimile with confirmation of receipt (i) within two (2) Trading Days after receipt of the applicable notice giving rise to such dispute to Company or Investor (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after Investor learned of the circumstances giving rise to such dispute. If Investor and Company are unable to agree upon such Calculation within two (2) Trading Days of such disputed Calculation being submitted to Company or Investor (as the case may be), then Investor shall, within two (2) Trading Days, submit via email or facsimile the disputed Calculation to Unkar Systems Inc. (“Unkar Systems”). Company shall cause Unkar Systems to perform the Calculation and notify Company and Investor of the results no later than ten (10) Trading Days from the time it receives such disputed Calculation. Unkar Systems’ determination of the disputed Calculation shall be binding upon all parties absent demonstrable error. Unkar Systems’ fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, by the party whose Calculation is furthest from the correct Calculation as determined by Unkar Systems. In the event Company is the losing party, no extension of the Delivery Date (as defined in the Warrant) shall be granted and Company shall incur all effects for failing to deliver the applicable shares in a timely manner as set forth in the Transaction Documents. Notwithstanding the foregoing, Investor may, in its sole discretion, designate an independent, reputable investment bank or accounting firm other than Unkar Systems to resolve any such dispute and in such event, all references to “Unkar Systems” herein will be replaced with references to such independent, reputable investment bank or accounting firm so designated by Investor.

8.5. Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

8.6. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

8.7. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

8.8. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters.

8.9. No Reliance. Company acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Company or any of its officers, directors, representatives, agents or employees except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, agents or representatives other than as set forth in the Transaction Documents.

8.10. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties hereto.

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8.11. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Cybergy Holdings, Inc.

Attn: Mark Gray

10333 E. Dry Creek Rd., Suite 200

Englewood, Colorado 80112

With a copy to (which copy shall not constitute notice):

Sichenzia Ross Friedman Ference LLC

Attn: Andrea Cataneo

61 Broadway, 32nd Floor

New York, New York 10006

If to Investor:

St. George Investments LLC

Attn: John Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan K. Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

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8.12. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its financing sources, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor.

8.13. Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

8.14. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.15. Investor’s Rights and Remedies Cumulative; Liquidated Damages. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient. The parties acknowledge and agree that upon Company’s failure to comply with the provisions of the Transaction Documents, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and future share prices, Investor’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Investor, among other reasons. Accordingly, any fees, charges, and default interest due under the Note, the Warrant, and the other Transaction Documents are intended by the parties to be, and shall be deemed, liquidated damages (under Company’s and Investor’s expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144 under the 1933 Act). The parties agree that such liquidated damages are a reasonable estimate of Investor’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Investor may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date and are consistent with investments of this type. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages.

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8.16. Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, if at any time Investor shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Investor (together with its affiliates) to beneficially own a number of shares exceeding the Maximum Percentage (as defined in the Warrant), then Company must not issue to Investor the shares that would cause Investor to exceed the Maximum Percentage. The shares of Common Stock issuable to Investor that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Company will reserve the Ownership Limitation Shares for the exclusive benefit of Investor. From time to time, Investor may notify Company in writing of the number of the Ownership Limitation Shares that may be issued to Investor without causing Investor to exceed the Maximum Percentage. Upon receipt of such notice, Company shall be unconditionally obligated to immediately issue such designated shares to Investor, with a corresponding reduction in the number of the Ownership Limitation Shares. For purposes of this Section, beneficial ownership of Common Stock will be determined under Section 13(d) of the 1934 Act.

8.17. Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note or Warrant is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note or the Warrant; or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Note or the Warrant; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

8.18. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

8.19. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

8.20. Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

SUBSCRIPTION AMOUNT:

Principal Amount of Note:	$705,000.00

Purchase Price:	$500,000.00

INVESTOR:

ST. GEORGE INVESTMENTS LLC

By:	Fife Trading, Inc. Manager

By:
John M. Fife
President

COMPANY:

CYBERGY HOLDINGS, INC.

By:
Printed Name:	Mark Gray
Title:	Chief Executive Officer

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EXHIBIT A

PROMISSORY NOTE

U.S. $705,000.00	April 28, 2015

FOR VALUE RECEIVED, Cybergy Holdings, Inc., a Nevada corporation (“Borrower”), promises to pay in lawful money of the United States of America to the order of St. George Investments LLC, a Utah limited liability company (“Lender”), the principal sum of $705,000.00, unless reduced by the prepayment discounts set forth in Section 4 below, together with all other amounts due under this Promissory Note (this “Note”). This Note is issued pursuant to that certain Securities Purchase Agreement of even date herewith between Borrower and Lender (the “Purchase Agreement”).

1. PAYMENT. Borrower shall pay to Lender the entire outstanding balance of this Note on or before the date that is six (6) months from the date hereof. Borrower will make all payments of sums due hereunder to Lender at Lender’s address set forth in the Purchase Agreement, or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and late charges, then to accrued interest and finally to principal.

2. INTEREST. Interest shall not accrue on the unpaid principal balance of this Note unless an Event of Default (as defined below) occurs. Upon the occurrence of an Event of Default, the outstanding balance of this Note shall bear interest at the lesser of the rate of eighteen percent (18%) per annum or the maximum rate permitted by applicable law, compounding monthly on the first day of each month and calculated on the basis of a 360-day year, from the date due until paid.

3. ORIGINAL ISSUE DISCOUNT; TRANSACTION EXPENSES. This Note carries an original issue discount of $200,000.00. In addition, Borrower agrees to pay $5,000.00 to Lender, included in the principal sum of this Note, to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note, all of which amounts are included in the initial principal balance of this Note and are fully earned and payable as of the date hereof (subject only to the prepayment discounts set forth in Section 4 below).

4. PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments of less than all principal, fees and interest outstanding will not, unless agreed to by Lender in writing, relieve Borrower of any of Borrower’s obligations hereunder. Should Borrower make any prepayment in accordance with the schedule set forth below, the amount payable shall be the amount set forth below under the heading “Prepayment Amount,” and upon Lender’s receipt of such amount, this Note shall be deemed paid in full notwithstanding the fact that such payment may be less than the initial outstanding balance of this Note:

Prepayment Deadline	Prepayment Amount
Borrower pays the entire outstanding balance of this Note on or before the date that is ninety (90) days from the date this Note is issued	$605,000.00 (which reflects a $100,000 discount to the original outstanding balance)

Borrower pays the entire outstanding balance of this Note at any time after the date that is ninety (90) days from the date this Note is issued but on or before the date that is one hundred thirty-five (135) days from the date this Note is issued

$655,000.00 (which reflects a $50,000 discount to the original outstanding balance)

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5. EVENT OF DEFAULT. The occurrence and continuance of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. Borrower shall fail to pay when due, whether at stated maturity, upon acceleration or otherwise, any principal or interest payment, or any other payment required under the terms of this Note on the date due;

(b) Breaches of Covenants. Borrower or any other person or entity fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note, in the Purchase Agreement, any other Transaction Document (as defined in the Purchase Agreement), or in any other agreement securing payment of this Note;

(c) Representations and Warranties. Any representation or warranty made by Borrower to Lender in this Note, the Purchase Agreement, any other Transaction Document, or any related agreement shall be materially false, incorrect, incomplete or misleading in any material respect when made or furnished;

(d) Voluntary Bankruptcy or Insolvency Proceedings. Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, or (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it;

(e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator, or custodian of Borrower or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization, or other relief with respect to Borrower or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement;

(f) Government Action. If any governmental or regulatory authority takes or institutes any action that will materially affect Borrower’s financial condition, operations or ability to pay or perform Borrower’s obligations under this Note;

(g) Judgment. A judgment or judgments for the payment of money in excess of the sum of $500,000.00 in the aggregate shall be rendered against Borrower and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than sixty (60) days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment;

(h) Share Reserve. Borrower shall fail to maintain the Share Reserve (as defined in the Purchase Agreement) as required under the Purchase Agreement;

(i) Attachment. Any execution or attachment shall be issued whereby any substantial part of the property of Borrower shall be taken or attempted to be taken and the same shall not have been vacated or stayed within thirty (30) days after the issuance thereof; or

(j) Failure to Make Required Filings. Borrower shall become delinquent in its filing requirements as a fully-reporting issuer registered with the United States Securities and Exchange Commission.

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6. ACCELERATION; REMEDIES.

(a) Ten (10) calendar days following the occurrence of an Event of Default (other than an Event of Default referred to in Sections 5(d) and 5(e)) and at any time thereafter, Lender may, by written notice to Borrower, declare all unpaid principal, plus all accrued interest and other amounts due hereunder to be immediately due and payable at the Mandatory Default Amount (as defined below) without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 5(d) and 5(e), immediately and without notice, all outstanding unpaid principal, plus all accrued interest and other amounts due hereunder shall automatically become immediately due and payable at the Mandatory Default Amount, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both. For purposes hereof, the term “Mandatory Default Amount” means an amount equal to 110% of the outstanding balance of this Note as of the date the applicable Event of Default occurred, plus all interest, fees, and charges that may accrue on such outstanding balance thereafter.

(b) If Borrower is an entity, upon the occurrence of a Change in Control (as defined below), and without further notice to Borrower, all unpaid principal, plus all accrued interest and other amounts due hereunder, shall become immediately due and payable. For purposes hereof, a “Change in Control” means a sale of all or substantially all of a Borrower’s assets, or a merger, consolidation, significant equity financing, or other capital reorganization of a Borrower with or into another company; provided however that a merger, consolidation, significant equity financing, or other capital reorganization in which the holders of more than fifty percent (50%) of the equity of a Borrower outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of such Borrower, or such surviving entity, outstanding immediately after such transaction shall not constitute a Change in Control.

7. NO OFFSET. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments called for herein in accordance with the terms of this Note.

8. NO USURY. Notwithstanding any other provision contained in this Note or in any instrument given to evidence the obligations evidenced hereby: (a) the rates of interest and charges provided for herein and therein shall in no event exceed the rates and charges which result in interest being charged at a rate equaling the maximum allowed by law; and (b) if, for any reason whatsoever, Lender ever receives as interest in connection with the transaction of which this Note is a part an amount which would result in interest being charged at a rate exceeding the maximum allowed by law, such amount or portion thereof as would otherwise be excessive interest shall automatically be applied toward reduction of the unpaid principal balance then outstanding hereunder and not toward payment of interest.

9. ATTORNEYS’ FEES. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, attorneys’ fees and disbursements.

10. JURISDICTION. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

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11. ARBITRATION OF DISPUTES. Borrower agrees that any dispute arising under this Note shall be subject to the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

12. OBLIGATION UNCONDITIONAL. Except as may otherwise be set forth in this Note, no provision in this Note or any other agreement shall alter, impair or render conditional the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the time, and in the currency herein prescribed.

13. WAIVERS. Borrower hereby waives presentment, notice of nonpayment, notice of dishonor, protest, demand and diligence.

14. LOSS OR MUTILATION. On receipt by Borrower of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, on delivery of an indemnity agreement reasonably satisfactory in form and amount to Borrower or, in the case of any such mutilation, on surrender and cancellation of such Note, Borrower at its expense will execute and deliver, in lieu thereof, a new Note of like tenor.

15. NOTICES. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Purchase Agreement, the terms of which are incorporated herein by this reference.

16. AMENDMENT AND WAIVER. This Note and its terms and conditions may be amended, waived or modified only in writing by Borrower and Lender.

17. SEVERABILITY. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Note shall remain in full force and effect.

18. ASSIGNMENTS. Borrower may not assign this Note without the prior written consent of Lender. This Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

19. FINAL NOTE. This Note, together with the other Transaction Documents, contains the complete understanding and agreement of Borrower and Lender and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations. THIS NOTE, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

20. WAIVER OF JURY TRIAL BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, BORROWER ACKNOWLEDGES THAT IT KNOWINGLY AND VOLUNTARILY IS WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

21. TIME IS OF THE ESSENCE. Time is of the essence of this Note and each and every provision hereof in which time is an element.

22. LIQUIDATED DAMAGES. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, default interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages.

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IN WITNESS WHEREOF, Borrower has caused this Note to be issued as of the date first set forth above.

BORROWER:

CYBERGY HOLDINGS, INC.

By:
Name:	Mark Gray
Title:	Chief Executive Officer

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